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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-52526, 33-52528, 33-92208, 33-92184, 333-65181, 333-94987, 333-37442,
333-70648, 333-101806, 333-113150, 333-114090 and 333-123688 on Form S-8 of our
reports, relating to the financial statements of Starbucks Corporation, (which report included an explanatory paragraph regarding the change in accounting for stock-based compensation upon adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" and the change in accounting for conditional asset retirement obligations upon adoption of Financial Accounting Standards Board Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations - an interpretation of FASB Statement 143", and management's report on the effectiveness of internal control over financial reporting dated December 14, 2006, appearing in this Annual Report on Form 10-K of Starbucks Corporation for the fiscal year ended October 1, 2006.

/s/ DELOITTE & TOUCHE LLP
Seattle, Washington
December 14, 2006